Exhibit 10.23

PROMISSORY NOTE

Borrower:	AML Communications, Inc.	Lender:	Bank of America, N.A.
	1000 Avenida Acaso		CCS-Small Business/Premier
	Camarillo, CA 93012		CA9-702-05-71
101 S. Marengo Avenue, 5th Floor
Pasadena, CA 91101-2428

Principal Amount:	$640,000.00	Date of Note:	January 25, 2006

PROMISE TO PAY. AML Communications, Inc. (“Borrower”) promises to pay to Bank of America, N.A. (“Lender”), or order, in lawful money of the United States of America, the principal amount of Six Hundred Forty Thousand & 00/100 Dollars ($640,000.00), together with interest at the rate of 6.760% per annum on the unpaid principal balance from February 10, 2006, until paid in full.

PAYMENT. Borrower will pay this loan in 83 regular payments of $4,425.88 each and one irregular last payment estimated at $556,594.48. Borrower’s first payment is due March 10, 2006, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on February 10, 2013, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank of America, N.A.; CCS-Small Business/Premier; CA9-702-05-71; 101 S. Marengo Avenue, 5th Floor; Pasadena, CA 91101-2428.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT.    Upon default, the interest rate on this Note shall immediately increase by 6.000 percentage points, if permitted under applicable law.

DEFAULT.   Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.   Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership.  Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

Loan No: 6728515616

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of any County, State of California.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: a Deed of Trust dated January 25, 2006, to a trustee in favor of Lender on real property located in Santa Clara County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender’s option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

Miscellaneous. If this Note or Agreement represents a renewal, modification, extension, substitution or consolidation of an obligation owed to us, then you acknowledge and agree that there are no claims, setoffs, avoidances, counterclaims or defenses or rights to claims, setoffs, avoidances, counterclaims or defenses to payment or enforcement of the prior obligation. You agree that if this Note or Agreement is in default, including the failure to make the Minimum Payment by the due date, you will accept calls regarding the collection of this Note or Agreement at any residence or place of employment. The calls can be automatically dialed and a recorded message may be played. You agree such calls will not be “unsolicited” calls for purposes of any federal, state or local law. To improve customer service and security, telephone communications with you may be monitored and recorded. You agree that monitoring or recording may be done and that no additional notice to you or additional approval from you is needed. You authorize us, our parent company, Bank of America Corporation (or any successor company) and Bank of America Corporation’s affiliates and subsidiaries to: (a) obtain other information deemed necessary concerning the granting and maintaining of this Note or Credit Line Account, including the obtaining of credit bureau and other reports concerning your credit experience and other information from credit reporting agencies, creditors, any department of motor vehicles or similar state agency, your employer (past, present and future) and other persons (and all such entities may release and/or verify such information to us at any time without notification to you or without your consent), (b) release Note or Credit Line Account information to comply with any served subpoena, summons or order issued by any state or federal agency or court, and (c) provide application, Note and Credit Line Account information to any third party who is reasonably believed to be conducting an inquiry according to the Federal Fair Credit Reporting Act or any similar state law. This Note or Agreement constitutes the entire understanding and agreement between the parties as to the matters set forth in this Note or Agreement and supercedes all prior understandings and correspondence, oral or written, with respect to the subject matter hereof. We reserve the right to defer or delay the date certain changes are to occur without notice and without being liable for any such deferment or delay. A court decree for divorce or separation or a non-court approved mutual agreement does not affect, eliminate or reduce any person’s liability for the Note or Credit Line balance if we are not a party to the decree or agreement. Notwithstanding any other provision contained in the Note or this Agreement, we do not intend to charge, and you shall not be required to pay, any amount of finance charge or fee more than the maximum permitted by applicable law. Any payment in excess of the maximum shall be refunded to you or credited against principal, at our option. If this Note or CreditLine Agreement is a renewal of a prior Note or CreditLine Agreement, then it is the intent of the parties that the Note or CreditLine Agreement evidencing the original extension of credit not be extinguished by the renewal. It is further the intent of the parties that no novation shall occur by the renewal of such extension of credit. Our records shall be evidence of whether this Note or CreditLine Agreement is a renewal.

Automatic Payment.

The Service. The Borrower hereby chooses to have its principal and interest payments made pursuant to the Lender’s Automatic Payment Service, and authorizes the Lender to collect all sums due hereunder by charging the full amount thereof to the Borrower’s Account listed in the Disbursement Request and Authorization, or such other of the Borrower’s accounts with the Lender as designated by the Borrower in writing. Should there be insufficient funds in the Account to pay when due all or any portion of the amount due, the full amount of such deficiency shall be immediately due and payable by the Borrower. The Disbursement Request and Authorization describes additional terms for the Automatic Payment Service.

Termination. If, for any reason during the term of this Agreement, the Borrower or Lender terminates this Automatic Payment Service, the interest rate under this Agreement will increase by one (1) percentage point and the amount of each payment will be increased accordingly.

Loan Fee. If a Loan Fee is due, the amount is shown on the Disbursement Request and this fee is nonrefundable. Notwithstanding anything to the contrary in this Agreement, this is not a “flat fee” and varies according to the details of each transaction. Any Loan Fee upon renewal or increase (if any) will be negotiated at the time of renewal or increase.

Arbitration. (a)  This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)  At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).   The Act will apply even though this agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.

(c)  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this paragraph.   In the event of any inconsistency, the terms of this paragraph shall control.   If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)  The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement.   All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.   All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.   However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.   The arbitrator(s) shall provide a concise written statement of reasons for the award.   The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e)  The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.   Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).   The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)  This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)  The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration

(h)  The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Lender secured by real property. In this case, all of the parties to this agreement must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: The parties will designate a referee (or a panel of referees) selected under the auspices of AAA in the same manner as arbitrators are selected in AAA administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

ASSIGNMENT. Lender may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

PRE BILLING. If the Borrower and Lender elect to use pre-billing calculation, for each payment date (the “Due Date”) the amount of each payment debit will be determined as follows: On the “Billing Date” Lender will prepare and mail to Borrower an invoice of the amounts that will be due on that Due Date (“Billed Amount”). (The “Billing Date” will be a date that is a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by Lender and Borrower.) The calculation of the Billed Amount will be made on the assumption that no new extensions of credit or payments will be made between the Billing Date and the Due Date, and that there will be no changes in the applicable interest rate. On the Due Date Lender will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (“Accrued Amount”). If the Due Date does not fall on a Business Day, Lender shall debit the Designated Account on the first Business Day following the Due Date. For purposes of this Agreement, “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks are authorized to close or are in fact closed in the state where the Lender’s lending office is located. If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the difference will be treated as follows: If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the underpayment. Borrower will not be in default by reason of any such underpayment. If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the overpayment. Regardless of any such difference, interest will continue to accrue based on the actual amount of principal outstanding without compounding. Lender will not pay interest on any overpayment.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower’s account numbered 17113-01042 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

TERMINATION OF AUTOMATIC PAYMENTS. In the event that Borrower terminates the Automatic Payment arrangement with Lender, Borrower agrees that the interest rate under the Note will increase, at the discretion of the Lender, by one-half percentage point (0.50%) per annum over the rate of interest stated in the Note, and the amount of each interest installment will be increased accordingly. The effective rate of interest under the Note shall not in any event exceed the maximum rate permitted by law.

FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

ADDITIONAL DEFAULTS. Each of the following shall constitute an additional event of default (“Event of Default”) under this Note:

Event of Default Under Related Documents. A default or event of default occurs under the terms of any promissory note, guaranty, pledge agreement, security agreement or other agreement or instrument executed by Borrower or any guarantor, pledgor, accommodation party or other obligor in connection with or relating to this Note.

Judgment. The entry of a judgment against any Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender’s sole discretion.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any assets of Borrower and/or any guarantor, pledgor, accommodation party or other obligor. This includes a garnishment of: (1) any of Borrower’s accounts, including deposit accounts, with Lender and/or (2) any account, including deposit accounts, with Lender of any guarantor, pledgor, accommodation party or other obligor. However, this Event of Default shall not apply if there is a good faith dispute by such Borrower and/or guarantor, pledgor, accommodation party or other obligor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if such Borrower and/or guarantor, pledgor, accommodation party or other obligor gives Lender written notice of the creditor of forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change of Obligor. A materiel adverse change occurs in the financial condition of any guarantor, pledgor, accommodation party or other obligor, as determined by Lender in its sole discretion.

Resignation/Withdrawal. The resignation or withdrawal of any partner or a material owner of Borrower or any guarantor, pledgor, accommodation party or other obligor, as determined by Lender in its sole discretion.

Adverse Government Action. Any governmental authority (including, without limitation, any nation, state or other political subdivision thereof, any central bank, and any entity exercising executive, legislative, judicial, regulatory or administrative functions, and any corporation or other entity owned or controlled by any of the foregoing) takes or institutes action, which, in the opinion of Lender, will adversely affect Borrower’s financial condition or ability to pay or perform Borrower’s obligations under this Note or any instrument or agreement required under, or executed in connection with, this Note.

ADDRESS FOR NOTICES. Any notice required to be given under this Note shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed if to Borrower at the address shown near the beginning of this Note and if to Lender at the address set forth below. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers. Notwithstanding anything to the contrary herein, all notices and communications to the Lender shall be directed to the following address:

Bank of America, N.A.
Pasadena BCS, Attn: Notice Desk
101 South Marengo Avenue, 5th Floor
Pasadena, CA 91101-2428.

Additional Interest After Default. Upon any Event of Default under this Note, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note to the interest rate specified in the paragraph above entitled “Interest After Default”.

FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower will provide Lender with such financial statements, Including tax returns, other statements of condition or other information, in form and content acceptable to Lender, as Lender shall request from time to time within fifteen days of the date of the request.

MAINTENANCE OF PRINCIPAL DEPOSIT ACCOUNTS. Borrower agrees to maintain its principal deposit accounts with Lender.

Successor lnterests. The terms of this Note shall be binding upon Borrower, and upon Borrower’s hairs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

General Provisions. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lander may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

AML COMMUNICATIONS, INC.

By:	/s/ Jacob Inbar	By:	/s/ Ed McAvoy
	Jacob Inbar, President of AML Communications, Inc.		Ed McAvoy, Secretary of AML Communications, Inc.